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                                                                    Exhibit 10.8



                          CHANGE OF CONTROL AGREEMENT



         AGREEMENT between PENWEST, LTD., a Washington corporation (the "Corporation"), and _______________ (the "Executive"), dated as of October 24, 1995.


                                    RECITALS


         A. The Executive is an executive officer of the Corporation and an integral part of its management.

         B. The Corporation wishes to assure both itself and the Executive of continuity of management in the event of any actual or threatened change in control of the Corporation.

         C. This Agreement is not intended to alter the compensation and benefits that the Executive could reasonably expect in the absence of the occurrence of a Trigger Date, as defined in this Agreement; consequently, this Agreement will be operative only upon the Executive's termination during the term of this Agreement after the occurrence of a Trigger Date.


         NOW, THEREFORE, it is hereby agreed as follows;

         1. Term of Agreement. The effective date of this Agreement is October 24, 1995. This Agreement shall remain in effect until terminated by the Corporation or, if a Trigger Date occurs prior to such termination by the Corporation, until the obligations of the Corporation pursuant to paragraphs 4 and 6 have been fulfilled. This Agreement shall terminate one year after the date the Corporation gives the Executive written notice of the termination of this Agreement; except that if a Trigger Date occurs prior to the termination date, this Agreement shall remain in effect with respect to all rights accruing as a result of the occurrence of the Trigger Date.

         2. Operation of Agreement - Trigger Date. The provisions of this Agreement shall become operative the day before each "Trigger Date" which occurs during the term of this Agreement. Any of the following shall constitute a Trigger Date: (a) any Person is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of the voting power of the outstanding Voting Stock, (b) the effective date of a merger, consolidation, reorganization or dissolution in which the Corporation is not the surviving entity or (c) during any period of two consecutive years, individuals who constitute the Board of Directors of the





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Corporation at the beginning of any such period cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors of the Corporation at the beginning of such period. means an individual, firm, corporation or other entity, together with all Affiliates and Associates of such Person, but shall not include the Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.
"Voting Stock" means the common stock of the Corporation and any other shares entitled to vote for the election of directors of the Corporation.

         3. Termination of Employment. If, during the term of this Agreement, there is a termination of the Executive's employment after a Trigger Date, then the Executive shall receive the compensation and benefits described in paragraphs 4 and 6. The term "termination of the Executive's employment" for purposes of this Agreement shall mean (1) termination by the Corporation of the employment of the Executive for any reason other than cause, the Executive's having reached age 65, death, or disability if the disability is covered by the Corporation's long term disability plan, or (2) termination by the Executive of his employment following (i) the assignment to the Executive of responsibilities or title materially less than his responsibilities and title immediately prior to the Trigger Date, (ii) the reduction in the aggregate of the Executive's salary and bonus to which he was entitled immediately prior to the Trigger Date that is not remedied within 30 days after receipt by the Corporation of written notice from the Executive of such reduction, or (iii) without limiting the generality of effect of the foregoing, any material breach of this Agreement by the Corporation. The term "cause" shall mean gross misconduct in connection with the Executive's position as an officer of the Corporation which results in demonstrably material injury to the Corporation. Bad judgment or negligence shall not constitute gross misconduct nor shall any act or omission reasonably believed by the Executive to have been in, or not opposed to, the interests of the Corporation.

         4. Compensation. Subject to the provisions of paragraph 8, if there is a termination of the Executive's employment on or before 24 months after a Trigger Date, the Executive shall have the right to receive the compensation described in this paragraph during the compensation period, subject to reduction as provided in paragraph 5 if the Executive is employed by one or more employers during such period. The term "compensation period" shall mean the period between the Executive's termination date and 30 months after such termination





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date.  However, in no event shall the compensation period extend beyond the end of the month in which the Executive reaches 65 years of age. During the compensation period the Executive shall continue to receive his annual salary, payable at the same time and in the same manner as it was paid immediately prior to his termination. The term "annual salary" shall mean the annual salary being paid the Executive immediately before his termination, determined prior to any deductions actually taken from salary (1) for salary reductions or deferrals under any plan of the Corporation, (2) for payment of employee benefits under any plan of the Corporation which were charged to the Executive, and (3) for the purchase of stock under any plan of the Corporation. In addition, the Executive shall receive his target bonus (determined under the bonus plan last in effect for the Executive as if the Executive had not been terminated) for the fiscal year in which the Executive was terminated at the time that such bonus was paid in the previous year. The same bonus shall be paid on the same month and day in any succeeding year that occurs within the compensation period. Notwithstanding any other provision in this paragraph, if the Executive's annual salary and target bonus are less than the average of the Executive's gross compensation for the three calendar years prior to the Executive's termination date, then the Executive shall receive, in monthly payments, such average annual gross compensation during the compensation period instead of his salary and target bonus. The term "gross compensation" shall mean compensation as reported on the Executive's Federal Income Tax Withholding Statement (Form W-2) plus the following items to the extent they were not reported on the Executive's Federal Income Tax Withholding Statement: (1) any salary reductions or deferrals under any plan of the Corporation, (2) any amounts paid for employee benefits under any plan of the Corporation which are charged to the Executive, and (3) any amounts charged to the Executive for the purchase of stock under any plan of the Corporation. Notwithstanding any other provision of this Agreement, if the aggregate present value of the payments to or for the benefit of the Executive under this paragraph and paragraph 6 equals or exceeds three times the "base amount" (as defined in Internal Revenue Code
Section 280G), such that a deduction would not be allowed to the Corporation under that Section for all or any part of such payments, or if the payments made hereunder would cause the Executive to be liable for tax under Internal Revenue Code Section 4999, then the payments under this paragraph and paragraph 6 shall be reduced so that the aggregate "present value" (as defined in Internal Revenue Code Section 280G(d)(4)) of such payments shall total $100.00 less than three times the base amount. The purpose of such reduction is to ensure that the payments to the Executive will not constitute a parachute payment within the meaning of Internal Revenue Code Section 280G(b)(2) and that the Executive will not be subject to tax under Internal Revenue Code Section 4999. The Executive shall have the right (but shall not be required) to





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receive the benefit of any amendments to Internal Revenue Code Section 280G that increase the amount that may be received without loss of the deduction to the Corporation.

         5. Reduction by Reason of Other Employment. If the Executive is employed by one employer or simultaneously by more than one employer during the compensation period, the amount payable under paragraph 4 shall be reduced by the total gross compensation received from such employer or employers. Gross compensation shall have the same meaning as in paragraph 4.

         No amount required to be paid to the Executive under paragraph 4 shall be reduced prior to the time the Executive actually receives compensation from such new employer or employers, except that if compensation from the new employer is deferred, either voluntarily or involuntarily, the Corporation may reduce its payments in an equitable manner.

         The Executive shall use best efforts to give the Corporation access to the Executive's new employer in order to confirm such gross compensation or to confirm compliance by the Executive with paragraph 8.

         6. Benefits. Subject to the provisions of paragraph 8, if there is a termination of the Executive's employment on or before 24 months after a Trigger Date, then the Executive shall continue to be treated during the compensation period as an "employee" under all stock option, purchase or acquisition plans in effect on his termination date; however, no new stock or option awards shall be granted after the Executive's termination date. The Executive, his dependents, beneficiaries and/or estate shall continue during the compensation period to be entitled to all benefits under medical, dental, life insurance and similar plans (except for any disability plan) that are in effect on the Executive's termination date. If by reason of law or government regulation or third-party contractual restriction the Executive, his dependents, beneficiaries and/or estate cannot receive or participate in a benefit, then the Corporation shall, to the extent necessary, pay or provide for payment of such benefit to the Executive, his dependents, beneficiaries and/or estate in the same amount and manner as they would have been provided by the plan. Notwithstanding the foregoing, if the Executive is employed by another employer, the Corporation shall not provide any medical, dental, life insurance or similar benefit to the extent it is provided by the other employer. The participation of the Executive in the PENWEST, LTD. Retirement Plan, the PENWEST, LTD. 401(k) Plan or any other plan described in Internal Revenue Code Section 401(a) shall terminate after his termination date in accordance with the terms of such plans and the Corporation shall not be obligated to provide equivalent benefits.





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         7.      Effect of Death.  In the event of death of the Executive
during the compensation period, the compensation under paragraph 4 for the month in which death occurs shall be paid to the Executive's estate and the compensation period shall be deemed to have ended as of the close of business on the last day of the month in which the death occurred. Coverage of the Executive and any dependents under any plan described in paragraph 6 shall also end on such date. Nothing in this paragraph shall affect payments due in respect of the Executive's death.

         8. Non-Competition and Confidentiality. The Executive agrees that:

                 (a) the Corporation shall cease providing payments and benefits under paragraphs 4 and 6 (other than benefits or payments already earned or accrued) if, during the compensation period, the Executive shall be employed by or otherwise engaged or be interested in any business that is competitive with any business of the Corporation or of any of its subsidiaries in which the Executive was engaged during his employment prior to a termination and if such employment or activity is likely to cause, or causes, serious damage to the Corporation or any of its subsidiaries; and

                 (b) during and after the compensation period, the Executive will not divulge or appropriate to the Executive's own use or the use of others any secret or confidential information or knowledge pertaining to the business of the Corporation, or any of its subsidiaries, obtained during his employment by the Corporation or any of its subsidiaries.

The Board of Directors has determined, in its best judgment, that the payments to the Executive under paragraphs 4 and 6 are reasonable consideration for not competing as provided in (a) and for maintaining the confidentiality of information as provided in (b).

         9. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in the City of Seattle in accordance with the laws of the State of Washington by three arbitrators, one of whom shall be appointed by the Corporation, one of whom shall be appointed by the Executive and one of whom shall be appointed by the first two arbitrators. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in





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connection with the enforcement of the Executive's rights under this Agreement, the Corporation shall pay the Executive's reasonable attorneys' fees and costs and expenses in connection with such enforcement (including the enforcement of any arbitration award in court), regardless of the final outcome, unless the arbitrators shall determine that under the circumstances recovery by the Executive of any such fees, costs and expenses would be unjust.

         10. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Corporation and to the Corporation at its principal executive offices.

         11. Non-Alienation. The Executive shall not pledge, hypothecate, assign or create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.

         12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington.

         13. Amendments. This Agreement may not be changed, waived or discharged orally, but only by an instrument in writing, signed by the party against which enforcement of such change, waiver or discharge is sought.

         14. Successors. This Agreement shall extend to and be binding upon the Corporation, its successors and assigns. For purposes of this Agreement, unless the context otherwise requires, references to the Corporation shall include its subsidiaries.

         15. Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.





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         16.     Headings.  The headings of the paragraphs in this Agreement are solely for convenience or reference and shall not control the meaning or interpretation of any provision of this Agreement.

                                           PENWEST, LTD.



                                           By___________________________



                                           _____________________________
                                           [Executive]





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